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                                  EXHIBIT 5

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     AGWAY INC., PO BOX 4933, SYRACUSE, NEW YORK 13221-4933


                                                            September 22, 1995



Agway Inc.
333 Butternut Drive
DeWitt, NY   13214

Gentlemen:

         As General Counsel of Agway Inc., I am acting as your legal counsel in connection with the registration of 4,000 shares ($25 par value) of Series HM Preferred Stock and 4,000 shares ($25 par value) of Membership Common Stock (hereinafter referred to as the "Equity Securities"), being registered with the Securities and Exchange Commission on Form S-3. I am familiar with the relevant documents and materials used in preparing such registration.

         Based upon my review of the relevant documents and materials, it is my opinion that:

         (a)          Agway Inc. is a valid and subsisting Delaware corporation;

         (b) The Equity Securities being registered with the Securities and Exchange Commission on Form S-3 will, when sold, be legally issued, fully paid and non-assessable; and

         (c) The matters of law and legal conclusions set forth under "Description of Honorary Member Preferred Stock, Series HM", and "Description of Membership Common Stock" in the Prospectus filed as a part of said registration are correct.

         This letter is written to be used as an exhibit in the filing of the Registration Statement.

                                          Very truly yours,

                                          /s/ DAVID M. HAYES

                                          David M. Hayes
                                          Senior Vice President,
                                          General Counsel
                                          AGWAY INC.

DMH/df

                 333 BUTTERNUT DRIVE, DEWITT, NEW YORK 13214

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        AGWAY FINANCIAL CORPORATION, PO BOX 8985, WILMINGTON, DE 19899
                                                          302-654-8371

                                                            September 22, 1995



Agway Financial Corporation
Suite 1300
1105 North Market Street
Wilmington, Delaware  19801

Gentlemen:

         As General Counsel of Agway Financial Corporation ("AFC"), I am acting as your legal counsel in connection with the registration of $52,500,000 in principal amount of Subordinated Member Money Market Certificates and Subordinated Money Market Certificates and $18,850,000 in principal amount of Money Market Certificates, member and general, under the interest reinvestment option (hereinafter referred to as the "Debt Securities"), being registered with the Securities and Exchange Commission on Form S-3. I am familiar with the relevant documents and materials used in preparing such registration.

         Based upon my review of the relevant documents and materials, it is my opinion that:

         (a) Agway Financial Corporation is a valid and subsisting Delaware corporation;

         (b) The Debt Securities being registered with the Securities and Exchange Commission on Form S-3 will, when sold, be binding obligations of Agway Financial Corporation; and

         (c) The matters of law and legal conclusions set forth under "Description of Certificates" in the Prospectus filed as a part of said registration are correct.

         This letter is written to be used as an exhibit in the filing of the Registration Statement.

                                          Very truly yours,

                                          /s/ DAVID M. HAYES

                                          David M. Hayes
                                          General Counsel
                                          AGWAY FINANCIAL CORPORATION

DMH/df

             1105 N. MARKET ST., SUITE 1300, WILMINGTON, DE 19801